Exhibit 1.1

EXECUTION VERSION

Equitable Holdings, Inc.

5.594% Senior Notes due 2033

UNDERWRITING AGREEMENT

January 4, 2023

January 4, 2023

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

As Representatives of the several

Underwriters named in Schedule I hereto,

c/o BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Equitable Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”) $500,000,000 principal amount of its 5.594% Senior Notes due 2033 (the “Securities”). The Securities will be issued pursuant to the Indenture, dated as of April 5, 2019, as supplemented by the Third Supplemental Indenture (together, the “Indenture”), to be dated as of January 11, 2023, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-268815), including a prospectus, relating to the Securities. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement”; the related prospectus covering the Securities dated December 22, 2022 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus”; and the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Prospectus.” The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Basic Prospectus and the preliminary prospectus supplement contained in the Registration Statement together with any free writing prospectus set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by posteffective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the date hereof, the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a registration statement on Form S-3 pursuant to Rule 415. Rule 164(e)(2) applies to each free writing prospectus with respect to the Securities.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, when such amendment or supplement becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended ( the “Trust Indenture Act”) and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) any preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain, as of its date, and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The documents filed or are to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus, when they were filed with the Commission conformed or will conform in all material respects to the requirements of the Exchange Act, and none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority necessary to hold or own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, be in good standing or have such power or authority would not reasonably be expected to have a material adverse effect on the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(f) Each Significant Subsidiary (as defined below) of the Company has been duly incorporated or organized, is validly existing in good standing (to the extent that such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, be in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests, as applicable, of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed in the Time of Sale Prospectus, are owned directly or indirectly by the Company, free and clear of all material liens, encumbrances, equities or claims. For purposes of this Agreement, “Significant Subsidiary” means the subsidiaries listed in Schedule IV to this Agreement. The subsidiaries listed in Schedule IV to this Agreement are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

(g) Each subsidiary that is required to be organized and licensed as an insurance company (each, an “Insurance Subsidiary,” and collectively the “Insurance Subsidiaries”) is duly organized and licensed as an insurance company in the jurisdiction in which it is chartered or organized and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Time of Sale Prospectus and the Prospectus, except in each case where the failure to be so organized, licensed or authorized would not reasonably be expected to have a Material Adverse Effect; each of the Company and each Insurance Subsidiary has made all required filings under applicable insurance company statutes and has filed all notices, reports, documents or other information required to be filed thereunder, except in each case where the failure to do so would not reasonably be expected to have a Material Adverse Effect; each of the Company and each Insurance Subsidiary has all other necessary authorizations, approvals, orders, consents, licenses, certificates, permits, registrations and qualifications, of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Time of Sale Prospectus and the Prospectus, except where the failure to have such authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus; none of the Company or any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from any insurance regulatory authority is needed to be obtained by any of the Company or any Insurance Subsidiary other than in any case where the failure to acquire such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect; except as set forth in the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any law, rule, regulation, agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company as would reasonably be expected to have a Material Adverse Effect; and except as set forth in the Time of Sale Prospectus and the Prospectus, no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (A) the payment of dividends by any Insurance Subsidiary to its parent or the payment of dividends by such parent to the Company (directly or indirectly through one or more intermediate holding companies directly or indirectly wholly owned by the Company), or (B) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as to the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (collectively, the “Enforceability Exceptions”); and upon effectiveness of the Registration Statement, the Indenture was or will have been duly qualified under the Trust Indenture Act; the Indenture will conform to the description thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j) The Securities have been duly authorized by the Company and, when the Securities are issued and delivered to and paid for by the Underwriters pursuant to this Agreement such Securities will have been duly executed, authenticated, issued and delivered (assuming their authentication by the Trustee, as provided in the Indenture), and paid for as provided herein, and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement, to the Enforceability Exceptions; the Securities will be substantially in the form contemplated by the Indenture; and the Indenture and the Securities will conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus.

(k) The authorized capital stock of the Company conforms in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(l) The outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive rights.

(m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Indenture, the sale of the Securities, the consummation of any other of the transactions herein and therein contemplated or the fulfillment of the terms hereof and thereof will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or (iii) result in any violation of any law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge, encumbrance, judgment, order or decree that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory body or agency is required for the execution, delivery and performance by the Company of this Agreement and the Indenture and consummation of the transactions contemplated hereby and thereby, except such as may be required for the registration of the Securities under the Securities Act, such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such as may be required by the securities or Blue Sky laws of the various states and foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(n) There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the property or assets of the Company or any of its subsidiaries is or may be subject (i) other than Actions described in all material respects in the Time of Sale Prospectus and Actions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus under the Securities Act and are not so described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement, other than as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(s) The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act, including the applicable accounting requirements of Regulation S-X under the Securities Act (“Regulation S-X”), and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby; and the selected financial data included or incorporated by reference in the Time of Sale Prospectus and the Prospectus fairly present, on the basis stated in the Time of Sale Prospectus and the Prospectus, the information included therein.

(t) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(u) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any of its subsidiaries would have any liability (each, a “Plan”) has been maintained in compliance in all respects with the requirements of all applicable statutes, rules and regulations including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no such Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the

Code) applicable to such Plan; (iv) no such Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any such Plan; (vi) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, and the Company shall undertake to maintain such qualification of each Plan; (vii) except as described in the Time of Sale Prospectus and the Prospectus, the fair market value of the assets under each qualified defined benefit pension plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan (determined based on those assumptions used to fund such plan) and (viii) neither the Company nor any of its subsidiaries has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan.

(v) (i) None of the Company or its subsidiaries or affiliates under the control of the Company (“controlled affiliates”), or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action or secure an improper advantage, or to any person in violation of any applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended; and (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.

(w) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(x)       (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

A. the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea, Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea and Syria).

(ii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions in a manner that would violate any Sanctions.

(y) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, set aside for payment, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, financial position, shareholder’s equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; and (iv) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; except in each case as described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(z) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and all real property held under lease by the Company or its subsidiaries that are material to the business of the Company and its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, in each case, except as described in the Time of Sale Prospectus.

(aa) The Company and its subsidiaries’ information technology hardware and software assets (collectively, “IT Systems”) are adequate for the operation of the business of the Company and its subsidiaries as currently conducted. The Company and its subsidiaries have implemented and maintain commercially reasonable policies, procedures, and safeguards to maintain the security of their confidential data (including all confidential personally identifiable data (“Confidential Data”)) collected, stored or owned by them in connection with their businesses. Except as described in the Time of Sale Prospectus, during the last three years, there have been no breaches or violations of the Company’s IT Systems with respect to any Confidential Data that have had a material adverse effect on the business of the Company and its subsidiaries. The Company and its subsidiaries are presently in material compliance with all laws and regulations and any court orders applicable to the security of IT Systems and Confidential Data.

(bb) (i) The Company and its subsidiaries own or possess or have the right to use, or can acquire on reasonable terms, all material patents, patent applications, patent rights, licenses, inventions, copyrights and copyrightable works, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, domain names and other source indicators, trade names, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) currently used by them in the conduct of the business now operated by them, (ii) the Company’s and its subsidiaries’ conduct of their business does not infringe, misappropriate or otherwise violate any Intellectual Property right of any person which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (iii) neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation, violation of or conflict with asserted rights of others with respect to any Intellectual Property which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or violated by any person which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(cc) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect.

(dd) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, officers and directors (the “Policies and Instruments”) are, to the knowledge of the Company, in full force and effect; the Company and its consolidated subsidiaries are in compliance with the terms of the Policies and Instruments in all material respects; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto). Except as would not reasonably be expected to have a Material Adverse Effect, (i) there are no claims by the Company or any of its subsidiaries under any of the Policies and Instruments as to which any insurance company is denying liability or defending under a reservation of rights clause and (ii) neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for.

(ee) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(ff) Except as described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect or except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a Material Adverse Effect.

(hh) The discussion set forth in the Time of Sale Prospectus and the Prospectus under the caption “Certain Material United States Federal Income Tax Considerations” fairly summarizes in all material respects (subject to the limitations and qualifications set forth therein) the United States federal income tax consequences of the acquisition, ownership and disposition of the Securities.

(ii) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(jj) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Prospectus.

(kk) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ll) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(mm) The material forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Time of Sale Prospectus, the Prospectus or any road show has been so included or incorporated by reference on a reasonable basis and in good faith.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name on Schedule I hereto at a price equal to 99.350% of the principal amount thereof (the “Purchase Price”).

The Company hereby agrees that, without your prior written consent, it will not, during the period ending 30 days after the date of this Agreement, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of, directly or indirectly, any securities of the Company which are substantially similar to the Securities, including any securities that are convertible into or exchangeable for, or that represent rights to receive, the Securities or securities that are substantially similar to the Securities, or file any registration statement with the Commission relating to the offering of any such securities; provided, however, that the foregoing shall not apply to the Securities.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities upon the terms and conditions set forth in the Time of Sale Prospectus and the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell the Securities to or through an affiliate of an Underwriter and that any such affiliate may offer and sell the Securities purchased by it to or through any Underwriter.

4. Payment and Delivery. Payment for and delivery of the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on January 11, 2023, or at such other time on the same or such other date, not later than January 18, 2023, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities to be purchased on the Closing Date shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”) purchased on such date, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the financial condition, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, (after consultation with the Company, if practicable) is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each free writing prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an free writing prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 6(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Willkie Farr & Gallagher LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Annex A.

(e) The Underwriters shall have received on the Closing Date an opinion of José Ramón González, Chief Legal Officer and Secretary of the Company, dated the Closing Date, to the effect set forth in Annex B.

(f) The Underwriters shall have received on the Closing Date an opinion and disclosure letter of Sullivan & Cromwell LLP, counsel for the Underwriters, dated the Closing Date with respect to such matters as you may reasonably request.

The opinions described in Sections 5(d) and 5(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The Underwriters shall have received, on and as of the Closing Date, satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization (to the extent that such concept is applicable) and their good standing in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions, provided that the evidence of good standing for those entities except for the Company may be as of any date from the date hereof through and including the Closing Date.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate of the Chief Financial Officer of the Company dated the date hereof or the Closing Date, as applicable, in form and substance satisfactory to you, stating, as of such date, the conclusions and findings of such individual, in his or her capacity as Chief Financial Officer of the Company, with respect to the financial information and such other matters as reasonably requested by you.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act and will file any free writing prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities.

(b) To furnish to you, without charge, a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(e) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if during such time any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in connection therewith, the Company shall not be required to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) subject itself to taxation in any such jurisdiction where it is not now so subject and (iii) take any action that would subject it to services of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(i) To make generally available to the Company’s security holders and to you as soon as reasonably practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the Company’s option, Rule 158 of the Securities Act).

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer, stamp, value added or similar taxes or duties payable thereon, (iii) the cost of producing, printing and distributing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state and/or foreign securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws and/or foreign securities laws as provided in Section 6(h) hereof or the determination of the conditions under which such registration or qualification need not be obtained in order to offer and sell Securities in such jurisdictions, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters (including local counsel in each such foreign jurisdiction) in connection with such qualification or determination and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA, if any, (v) the cost of preparing the Securities, (vi) the costs and charges of any transfer agent, registrar, depositary or dividend disbursement agent for the Securities (including related fees and expenses of any counsel to such parties incurred in connection with the

Securities), (vii) any fees charged by rating agencies for rating the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, provided, however, that the Underwriters shall pay or reimburse the Company half of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such

Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriter, such firm shall be designated in writing by you. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds after commissions but before other offering expenses received by the Company from the offering of the Securities and the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(c) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any national securities exchange, (iii) a material disruption in securities settlement, payment or clearance services shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment (after consultation with the Company, if practicable), impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Securities and the principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

(c) None of the Representatives or any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company of the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

14. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Submission to Jurisdiction; Appointment of Agents for Service. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Securities (each, a “Related Proceeding”). Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum.

16. Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of: BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor; if to the Company shall be delivered, mailed or sent to José Ramón González, Chief Legal Officer and Secretary, 1290 Avenue of the Americas, New York, New York 10104, with a copy to John M. Schwolsky and Benjamin Nixon, Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019.

19. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

20. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

21. Compliance with the USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

22. Recognition of U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity and it or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

Very truly yours,

EQUITABLE HOLDINGS, INC.

By:	/s/ Yun Zhang
	Name:	Yun Zhang
	Title:	Treasurer

Accepted as of the date hereof

BNP PARIBAS SECURITIES CORP.

By:	/s/ Joshua Warren
	Name:	Joshua Warren
	Title:	Managing Director, Head of US FIG DCM

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

SCHEDULE I

Underwriter	Principal Amount of Securities To Be Purchased
BNP Paribas Securities Corp.	$129,167,000.00
Citigroup Global Markets Inc.	$129,167,000.00
J.P. Morgan Securities LLC	$129,166,000.00
Barclays Capital Inc.	$7,500,000.00
BofA Securities, Inc.	$7,500,000.00
Commerz Markets LLC	$7,500,000.00
Credit Agricole Securities (USA) Inc.	$7,500,000.00
Credit Suisse Securities (USA) LLC	$7,500,000.00
Deutsche Bank Securities Inc.	$7,500,000.00
Goldman Sachs & Co. LLC	$7,500,000.00
HSBC Securities (USA) Inc.	$7,500,000.00
Morgan Stanley & Co. LLC	$7,500,000.00
Natixis Securities Americas LLC	$7,500,000.00
PNC Capital Markets LLC	$7,500,000.00
R. Seelaus & Co., LLC	$7,500,000.00
SG Americas Securities, LLC	$7,500,000.00
Truist Securities, Inc.	$7,500,000.00
Wells Fargo Securities, LLC	$7,500,000.00

Total:	$500,000,000.00

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Basic Prospectus dated December 22, 2022.

2.	Preliminary Prospectus Supplement dated January 4, 2023.

3.	Final Term Sheet, dated January 4, 2023, filed pursuant to Rule 433 under the Securities Act, attached as Exhibit A to this Schedule II.

Exhibit A to Schedule II

Filed Pursuant to Rule 433

Registration Statement No. 333-268815

Relating to the Preliminary Prospectus Supplement

Dated January 4, 2023

(To Prospectus dated December 22, 2022)

Equitable Holdings, Inc.

$500,000,000 5.594% Senior Notes due 2033

Pricing Term Sheet

January 4, 2023

Issuer:	Equitable Holdings, Inc.

Trade Date:	January 4, 2023

Settlement Date:	January 11, 2023 (T+5)*

Securities:	5.594% Senior Notes due 2033 (the “Notes”)

Security Type:	Senior Unsecured Notes

Aggregate Principal Amount:	$500,000,000

Coupon:	5.594%

Interest Payment Dates:	Semi-annually in arrears on January 11 and July 11 of each year, commencing on July 11, 2023

Maturity Date:	January 11, 2033

Offering Format:	SEC Registered

Public Offering Price:	100.000% of the principal amount, plus accrued interest, if any, from January 11, 2023

Underwriting Discount:	0.650%

Proceeds to Issuer (before Expenses):	$496,750,000

Benchmark Treasury:	4.125% due November 15, 2032

Benchmark Treasury Price / Yield:	103-17 / 3.694%

Spread to Benchmark Treasury:	+ 190 bps

Yield to Maturity:	5.594%

Optional Redemption:

The Issuer may, at its option, redeem the Notes in whole or in part, at any time and from time to time prior to October 11, 2032 (the “Par Call Date”), at a redemption price equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the preliminary prospectus supplement, dated January 4, 2023) plus 30 basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

The Issuer may, at its option, redeem the Notes in whole or in part, at any time and from time to time after the Par Call Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

CUSIP / ISIN:	29452EAC5 / US29452EAC57

Joint Book-Runners:	BNP Paribas Securities Corp. Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Co-Managers:

Barclays Capital Inc.

BofA Securities, Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

Morgan Stanley & Co. LLC

Natixis Securities Americas LLC

PNC Capital Markets LLC

R. Seelaus & Co., LLC

SG Americas Securities, LLC

Truist Securities, Inc.

Wells Fargo Securities, LLC

*

Pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the second business day before delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. at +1 (800) 854-5674; Citigroup Global Markets Inc. toll free at +1 (800) 831-9146; and J.P. Morgan Securities LLC collect at +1 (212) 834-4533.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE III

Significant Subsidiaries

AllianceBernstein L.P.

Equitable Financial Life Insurance Company

Annex A-I

Form of Opinion of Willkie Farr & Gallagher LLP, Counsel to the Company

Annex A-II

Form of Disclosure Letter of Willkie Farr & Gallagher LLP, Counsel to the Company

Annex B

Form of Opinion of José Ramón González, Chief Legal Officer and Secretary of the Company